ASSIGNMENT, ASSUMPTION AND RELEASE AGREEMENT

     THIS ASSIGNMENT, ASSUMPTION AND RELEASE AGREEMENT (this "Agreement") is made by and among Sun Northland, LLC, as assignee (the "Assignee"), LaSalle Bank National Association, St. Francis Bank, F.S.B., ARK CLO 2000-1 Limited, and U.S. Bank National Association, (each an "Assignor," and collectively the "Assignors"). Unless otherwise defined herein or the context otherwise requires, terms used herein shall have the meanings provided in the Credit Agreement (defined below).

     WHEREAS, each of the the Assignors are party to a certain Credit Agreement dated as of March 15, 1999 (together with all amendments, supplements, restatements and other modifications from time to time made thereto prior to the date hereof, the "Credit Agreement") among Northland Cranberries, Inc., a Wisconsin corporation (the "Borrower"), each of the banks from time to time a party to the Credit Agreement (herein collectively the "Banks" and each individually a "Bank"), and U.S. Bank National Association (formerly known as Firstar Bank, N.A.), as agent for itself and the other Banks (the "Agent") pursuant to which each Assignor in its capacity as a Bank made certain Revolving Credit Loans and issued and/or participated in the issuance of certain L/Cs; and

     WHEREAS, each of the Assignors desires to sell, assign and transfer some or all (as applicable) of its Revolving Credit Loans and L/C participations, together with all accrued and unpaid interest thereon and certain other rights with respect thereto, to Assignee, as more specifically set forth herein, and the Assignee desires to purchase such Revolving Credit Loans and L/C participations and other rights.

     NOW THEREFORE, in consideration of the premises and covenants contained herein, and for other good and valuable consideration, receipt and sufficiency of which are hereby acknowledged, the parties hereto7 agree as follows:

     1. Assignment. On the Settlement Date, in exchange for the consideration set forth opposite such Assignor's name in the table set forth in paragraph 2 hereof, each of the Assignors will hereby sell, transfer and assign to Assignee
(i) the percentage set forth opposite such Assignor's name in the table below (the "Stated Percentage") of its Revolving Credit Loans and L/C participations outstanding under the Credit Agreement as of the Settlement Date, (ii) the Stated Percentage of any rights to accrued and unpaid interest (including default interest) thereon, fees, expenses, indemnities or any other amounts due and owing by the Borrower to the Banks as of the Settlement Date pursuant to the Credit Agreement or any other Loan Document, (iii) the Collateral heretofore securing the Revolving Credit Loans and L/C participations set forth on the Scheduled of Assigned Collateral attached hereto, and (iv) any other rights such Assignor may have on the Settlement Date against the Borrower or its Subsidiaries, their officers, directors, shareholders or advisors or with respect to the items described in the foregoing clauses (i), (ii) and (iii) pursuant to any Loan Document or otherwise, and Assignee will purchase and assume each of such Assignor's rights thereunder:

     ---------------------------------     -------------------------------------
     Name of Bank                          Percentage of Revolving Credit Loans
                                           and L/C participations assigned(1)
     ---------------------------------     -------------------------------------
     LaSalle Bank National Association                        100%
     ---------------------------------     -------------------------------------
     St. Francis Bank, F.S.B.                           68.203102%
     ---------------------------------     -------------------------------------
     ARK CLO 2000-1 Limited                             23.829902%
     ---------------------------------     -------------------------------------
     U.S. Bank National Association                     67.601618%
     ---------------------------------     -------------------------------------

     2. Consideration. In exchange for the assignment and transfer of Revolving Credit Loans and L/C participations and other rights set forth in paragraph 1 hereof, Assignee, or its permitted assigns pursuant to paragraph 9 hereto, shall deliver on the Settlement Date to each of the Assignors, or its permitted assigns pursuant to paragraph 9 hereto, the consideration set forth below opposite such Assignor's name:

     ---------------------------------   ------------------   -----------------
     Name of Bank                        Cash Consideration   Shares of Class A
                                                                Common Stock
                                                               of the Company
     ---------------------------------   ------------------   -----------------
     LaSalle Bank National Association      $  4,989,000                  0
     ---------------------------------   ------------------   -----------------
     St. Francis Bank, F.S.B.               $  1,935,000            844,294
     ---------------------------------   ------------------   -----------------
     ARK CLO 2000-1 Limited                 $          0          2,115,820
     ---------------------------------   ------------------   -----------------
     U.S. Bank National Association         $ 10,494,000          4,658,873
     ---------------------------------   ------------------   -----------------

     3. Settlement Procedures. The effective date of this Agreement (the "Settlement Date") shall be the date upon which (i) this Agreement is executed by all Assignors and by Assignee and (ii) Assignee, or its permitted assigns pursuant to paragraph 9 hereto, has delivered the cash consideration (in immediately available funds) and stock certificates representing the applicable shares of the Borrower's Class A common stock, as applicable, to each of the Assignors, or its permitted assigns pursuant to paragraph 9 hereof, in accordance with paragraph 2 hereof.

     4. Certain Representations, Warranties and Consents by Assignors. Each Assignor hereby severally, and not jointly, represents and warrants to Assignee that it is the legal and beneficial owner of the Revolving Credit Loans and L/C participations and other rights being assigned by it hereunder and the interests transferred by such Assignor hereunder are free and clear of any liens, security interest, adverse claim or any other encumbrance on such Assignor's right, title and interest therein. Each Assignor (including U.S. Bank National Association in its capacity as Bank and as Agent) hereby consents to the (i) assignments made hereunder by each other Assignor and (ii) assignments being made to Assignee by the other Banks not an Assignor hereunder pursuant to separate assignment documentation, in each case, notwithstanding anything to the contrary contained in Section 10.3 or Section 10.14 of the Credit Agreement or in any other Loan Document.


------------------------

     (1) Note these percentages are preliminary calculations based on estimates regarding current outstandings under the US Bank Credit Facility. Percentages will be revised as numbers get finalized.

     5. Loans to Remain Outstanding. After giving effect to the assigning and transferring of the specified Revolving Credit Loans, L/C participations and other rights to the Assignee on the Settlement Date as set forth above, then (a) the outstanding principal amount of the Revolving Credit Loans owing to each Assignor and each Assignor's participation L/Cs on the Adjustment Date shall be equal to the amount set forth opposite such Assignor's name under the captions "Adjusted Loans" and "Adjusted Participation" in the table set forth below and
(b) the adjusted Percentage of each Assignor shall be equal to the Percentage set forth opposite such Assignor's name under the caption "Adjusted Percentage" (and each Assignor shall be relieved of all obligations under the Credit Agreement to the extent of the reduction effected to its Percentage in accordance herewith):

     ------------------------------  -------------  --------------  ------------
     Name of Bank                      Adjusted         Adjusted       Adjusted
                                        Loans        Participation s  Percentage
     ------------------------------  -------------  --------------  ------------
     LaSalle Bank National
      Association                     $         0   0                        0%
     ------------------------------  -------------  --------------  ------------
     St. Francis Bank, F.S.B.         $ 2,857,000   0                11.110679%
     ------------------------------  -------------  --------------  ------------
     ARK CLO 2000-1 Limited           $ 6,844,000   0                26.615851%
     ------------------------------  -------------  --------------  ------------
     U.S. Bank National Association   $16,013,000   0                62.273470%
     ------------------------------  -------------  --------------  ------------

In addition, the Banks (other than LaSalle Bank National Association) shall retain all rights to the Collateral not set forth on the Schedule of Assigned Collateral attached hereto.

     Concurrently with the execution and delivery hereof, the Assignors (other than LaSalle Bank National Association), the Borrower and the Assignee will execute such amendments, modifications, terminations and releases with respect to the Loan Documents as are necessary to reflect the transactions contemplated by this Agreement and, in any event, each Assignor shall surrender its Notes to the Company and the Company shall issue and deliver to each Assignor (other than LaSalle Bank National Association) substitute Notes payable to each Assignor (other than LaSalle Bank National Association) and in the aggregate principal amounts indicated opposite such Assignor's name in the table set forth above. Any Revolving Credit Loans or L/C participations, rights to interest, fees, indemnities, rights to Collateral or any other rights purchased by the Assignee hereunder shall be cancelled and shall no longer be obligations or liabilities of the Borrower under the Loan Documents. Notwithstanding the above, upon consummation of the transactions contemplated herein on the Settlement Date, LaSalle Bank National Association shall cease to be a Bank under the Loan Documents or any replacements thereof and shall have no further rights or obligations with respect thereto.

     6. Further Assurances. Each of the undersigned, at any time and from time to time upon the written request of any other of the undersigned, shall execute and deliver such further documents and do such further acts and things as such party may reasonably request in order to effect the purpose of this Agreement.

     7. Counterparts: Governing Law. This Agreement may be executed in any number of counterparts by the parties hereto, each of which counterparts shall be deemed to be an original and all of which shall together constitute one and the same certificate. Matters relating to this Agreement shall be governed by, and construed in accordance with, the laws of the State of Wisconsin, without regard to conflicts of law principles.

     8. Assignee Acknowledgement. The Assignee acknowledges and confirms that it has received a copy of the Credit Agreement and all other Loan Documents, and all instruments and agreements referred to in the Credit Agreement.

     9. Assignments. Each of the Assignors hereby agree that Assignee may assign any or all of its rights and obligations under this Agreement to any third party, including, without limitation, to the Borrower, including on or prior to the Settlement Date, without consent of the Assignors notwithstanding
Section 10.3 or Section 10.14 of the Credit Agreement or any other prohibition on assignment contained in any Loan Document or any other agreement executed in connection therewith. If any Assignor receiving Class A common stock of the Borrower pursuant to paragraph 2 hereto is prohibited by law from owning stock in the Borrower, such Assignor may assign all of its rights to receive such stock to an affiliate of the Assignor, provided such assignee prior to such assignment executes all stockholders agreements, registration agreements and other documents relating to Borrower's Class A common stock that Assignee may reasonably require.

     10. Release. LaSalle Bank National Association hereby agrees that, as of the Settlement Date, upon receipt of the consideration set forth in paragraph 2 hereto on the Settlement Date, it shall have no rights or claims against the Borrower, any of its Subsidiaries or any of their shareholders, officers, employees, directors or advisors (collectively, the "Releasees") with respect to the Credit Agreement or any other Loan Document or any transaction relating thereto and hereby waives its rights to sue, make any claim or take any action against any Releasee with respect to any right, claim or liability occurring under any Loan Document or any transaction relating thereto that arose or occurred prior to the Settlement Date.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the Settlement Date set forth above.


Assignee:                                   SUN NORTHLAND, L.L.C.


                                            By:  /s/
                                                 -------------------------------
                                            Its:
                                                 -------------------------------


Assignors:                                  LA SALLE BANK NATIONAL ASSOCIATION


                                            By:  /s/
                                                 -------------------------------
                                            Its:
                                                 -------------------------------


                                            ST. FRANCIS BANK, F.S.B.


                                            By:  /s/
                                                 -------------------------------
                                            Its:
                                                 -------------------------------


                                            ARK CLO 2000-1 LIMITED

                                            By:  Patriarch Partners
                                            Its: Manager


                                            By:  /s/
                                                 -------------------------------
                                            Its:
                                                 -------------------------------


                                            U.S. BANK NATIONAL ASSOCIATION


                                            By:  /s/
                                                 -------------------------------
                                            Its:
                                                 -------------------------------

                      ACKNOWLEDGEMENT, CONSENT AND RELEASE

     Northland Cranberries, Inc. hereby acknowledges the foregoing Assignment, Assumption and Release Agreement and consents to the assignments and other actions by the Assignors thereunder, notwithstanding any provisions of the Credit Agreement to the contrary.

     Northland Cranberries, Inc. hereby absolutely and unconditionally releases and forever discharges LaSalle Bank National Association and any and all participants, parent corporations, subsidiary, affiliated corporations, insurers, indemnitors, successors and assigns, together with all of the present and former directors, officers, agents and employees of any of the foregoing, from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which Northland Cranberries, Inc. has had, or now has, or has made claim to have against any such person or entity for or by reason of any act, omission, matter, cause or thing whatsoever arising from the transactions contemplated under the Loan Documents to and including the date of this Acknowledgement, Consent and Release, whether such claims, demands and causes of action are matured or unmatured, liquidated or unliquidated or known or unknown, and Northland Cranberries, Inc. hereby waives its right to sue, make any claim or take any action against any Assignor with respect thereto.


November 6, 2001                            NORTHLAND CRANBERRIES, INC.


                                            By:  /s/
                                                 -------------------------------
                                            Its:
                                                 -------------------------------